                                                              EXHIBIT (5)(b)(ii)
                                                        DATED: DECEMBER 16, 1996

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                    BETWEEN THE PARKSTONE GROUP OF FUNDS AND
                     FIRST OF AMERICA INVESTMENT CORPORATION
                       (FORMERLY SECURITIES COUNSEL, INC.)
                             DATED SEPTEMBER 8, 1988

              NAME OF FUND                                       COMPENSATION*                             DATE
              ------------                                       -------------                             ----
Parkstone Bond Fund                                    Annual rate of seventy four one-               September 8, 1988
Parkstone Limited Maturity Bond Fund                   hundredths of one percent (.74%)
Parkstone Intermediate                                 of the average daily net assets of
  Government Obligations Fund                          each Fund
Parkstone Municipal Bond Fund

Parkstone Mid Capitalization Fund                      Annual rate of one percent (1.00%)             September 8, 1988
  (formerly the Parkstone Equity Fund)                 of the average daily net assets of
Parkstone Small Capitalization                         each Fund
  Fund
Parkstone Equity Income Fund (formerly
  the Parkstone High Income Equity Fund)

Parkstone Michigan                                     Annual rate of seventy four one-               June 29, 1990
  Municipal Bond Fund                                  hundredths of one percent (.74%)
                                                       of the average daily net assets of
                                                       such Fund

Parkstone Balanced Allocation Fund                     Annual rate of one percent (1.00%)             January 21, 1992
(formerly the Parkstone Balanced Fund)                 of the average daily net assets of
                                                       such Fund

Parkstone U.S. Government                              Annual rate of seventy-four one-               October 27, 1992
  Income Fund                                          hundredths of one percent (.74%)
                                                       of the average daily net assets of
                                                       such Fund

Parkstone Large Capitalization Fund                    Annual rate of eighty one-                     November 8, 1995
                                                       hundredths of one percent (.80%)
                                                       of the average daily net assets of
                                                       such Fund

Parkstone Conservative Allocation Fund                 Annual rate of one percent (1.00%)             December 16, 1996
Parkstone Aggressive Allocation Fund                   of the average daily net assets of
                                                       each Fund


                                                    THE PARKSTONE GROUP OF FUNDS

                                                    By: /s/ Scott A. Englehart
                                                        ------------------------
                                                             Scott A. Englehart
                                                             President

                                                    FIRST OF AMERICA
                                                    INVESTMENT
                                                    CORPORATION
                                                    (formerly known as
                                                    Securities
                                                    Counsel, Inc.)

                                                    By: /s/ Richard A. Wolf
                                                        ------------------------
                                                             Richard A. Wolf
                                                             President

* All fees are computed daily and paid monthly.